Exhibit 32

Certification Accompanying Periodic Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. ss. 1350)

The undersigned, Samuel Martin, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (‘‘Company’’), and Frederic F. Brace, Chief Administrative Officer, Chief Restructuring Officer and Chief Financial Officer of the Company, each hereby certifies that (1) the Annual Report of the Company on Form 10-K for the period ended February 26, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated:  May 10, 2011                                                                      /s/ Samuel Martin
   Samuel Martin
   President and
   Chief Executive Officer

Dated:  May 10, 2011                                                                      /s/ Frederic F. Brace
   Frederic F. Brace
   Chief Administrative Officer,
     Chief Restructuring Officer, and
     Chief Financial Officer